EXHIBIT 5.1

August 8, 2013

Callidus Software Inc.

6200 Stoneridge Mall Road, Suite 500

Pleasanton, California 94588

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Callidus Software Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about August 8, 2013 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 758,442 shares of the Company’s Common Stock, $0.001 par value per share (the “Stock”), subject to issuance by the Company upon the exercise of purchase rights granted or to be granted under the Company’s 2003 Employee Stock Purchase Plan, as amended to date (the “Plan”). In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinions set forth herein, which included examination of the following:

(1)                                 the Company’s Amended and Restated Certificate of Incorporation, filed with the Delaware Secretary of State on November 20, 2003 and certified by the Delaware Secretary of State on June 6, 2013 (the “Restated Certificate”);

(2)                                 the Company’s Second Amended and Restated Bylaws, certified by the Company’s Secretary on October 18, 2010 (the “Bylaws”), which the Company has represented to us in the Opinion Certificate (as defined below) to be the current bylaws of the Company;

(3)                                 the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

(4)                                 the Plan and related forms of Plan agreements for use in connection with the Plan that are attached as Exhibit 99.1 to the Registration Statement (collectively, the “Plan Agreements”);

(5)                                 the prospectus prepared in connection with the Registration Statement provided to us by the Company (the “Prospectus”);

(6)                                 Minutes of meetings and actions by written consent of the Company’s Board of Directors and the Company’s stockholders provided to us by the Company relating to the adoption, approval, authorization and/or ratification of (i) the Restated Certificate, (ii) the Bylaws, (iii) the Plan, as amended, (iv) the filing of the Registration Statement, and (v) the reservation of the Stock for sale and issuance pursuant to the Plan and the sale and issuance of the Stock pursuant to the Plan;

(7)                                 the stock records that the Company has provided to us (consisting of a certificate from the Company’s transfer agent verifying the number of the Company’s issued and outstanding shares of capital stock as of August 5, 2013 and a statement prepared by the Company as to the number of issued and outstanding options, warrants and other rights to purchase shares of the Company’s capital stock and any additional shares of capital stock reserved for future issuance in connection with the Company’s stock option and stock purchase plans and all other plans, options, warrants, agreements or rights as of August 5, 2013);

(8)                                 a Certificate of Good Standing issued by the Delaware Secretary of State with respect to the Company dated August 8, 2013 (the “Certificate of Good Standing”); and

(9)                                 an Opinion Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Opinion Certificate”).

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

We have also assumed that the certificates representing the Stock, if any, will be, when issued, properly signed by authorized officers or the Company or their agents.  Furthermore, to the extent that the Company issues any uncertificated capital stock, we assume that the issued Stock will not be reissued by the Company in uncertificated form until any previously issued stock certificate representing such issued Stock has been surrendered to the Company in accordance with Delaware General Corporation Law Section 158 and that the Company will properly register the transfer of the Stock to the purchasers of such Stock on the Company’s record of uncertificated securities.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Opinion Certificate.  We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, the existing laws of the State of California and the existing Delaware General Corporation Law.

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied solely upon the Certificate of Good Standing and representations made to us by the Company in the Opinion Certificate.  With respect to our opinion in paragraph (2) below regarding the non-assessability of the Stock, we assume the absence of any future amendments to the Company’s Certificate of Incorporation that would make the Stock assessable.

In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions in connection with the filing of a registration statement of the type described herein.

Based upon the foregoing, it is our opinion that:

(1)           The Company is a corporation validly existing, in good standing, under the laws of the State of Delaware; and

(2)           The 758,442 shares of Stock that may be issued and sold by the Company upon the exercise or settlement of purchase rights granted or to be granted under the Plan, when issued, sold and delivered in accordance with the Plan and the Plan Agreements entered into thereunder and in the manner and for the consideration stated in the Plan, the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. In rendering the opinions set forth above, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter.

This opinion is intended solely for use in connection with issuance and sale of shares of the Stock subject to the Registration Statement and is not to be relied upon for any other purpose.  This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination.

We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ FENWICK & WEST LLP

Fenwick & West LLP